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                                                               EXHIBIT 10(J)(10)


LOAN NO. C-332344  Tennessee

RECORDING REQUESTED BY

- ------------------------------
                                    "Maximum principal indebtedness for
WHEN RECORDED MAIL TO               Tennessee recording tax purposes is
                                    $                .00."
                                     ----------------

The Northwestern Mutual Life Ins. Co.
720 East Wisconsin Ave. - Rm. N16WC
Milwaukee, WI 53202
Attn: Rosemary Poetzel

                    SPACE ABOVE THIS LINE FOR RECORDER'S USE

This instrument was prepared by Paul E. McElwee, Attorney, for The Northwestern Mutual Life Insurance Company, 720 East Wisconsin Ave., Milwaukee, WI 53202.

                    IDB DEED OF TRUST AND SECURITY AGREEMENT


THIS FEE DEED OF TRUST and SECURITY AGREEMENT, Made as of the 2nd day of September, 1999 between THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY, _________, herein (said Grantor/Trustor, whether one or more in number) called "Grantor", KOGER EQUITY, INC., a Florida corporation , 8880 Freedom Crossing Trail, Jacksonville, FL 32256, herein called "Koger", and JOHN S. SHOAF, JR., 850 Ridge Lake Boulevard, Suite 205, Memphis, TN 38120, herein called "Trustee", and THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY, a Wisconsin corporation, 720 E. Wisconsin Avenue, Milwaukee, WI 53202, herein called "Beneficiary":

WITNESSETH, That Grantor, in consideration of the indebtedness herein mentioned, does hereby irrevocably bargain, sell, grant, transfer, assign and convey unto Trustee, in trust, with power of sale and right of entry and possession, the following property (herein referred to as the "Property"):

         A. The land in the City of Memphis, County of Shelby, State of Tennessee, described in Exhibit "A" attached hereto and incorporated herein (the "Land") and all appurtenances thereto; and

         B. All buildings and improvements now existing or hereafter erected thereon, all waters and water rights, all engines, boilers, elevators, all heating apparatus, air-conditioning and ventilating equipment, water and gas fixtures, and all other fixtures of every description belonging to Grantor which are or may be placed or used upon the Land or attached to the buildings or improvements, all of which, to the extent permitted by applicable law, shall be deemed an accession to the freehold and a part of the realty as between the parties hereto.



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Except as expressly provided in the covenant hereof entitled "DUE ON SALE",
Grantor agrees not to sell, transfer, assign or remove anything described in B above now or hereafter located on the Land without prior written consent from Beneficiary unless (i) such action does not constitute a sale or removal of any buildings or building improvements (except as provided in (y) below) or the sale or transfer of waters or water rights and (x) in the case of personal property,
(a) such personal property is removed on a temporary basis for repairs in the ordinary course of business; (b) such personal property is not reasonably necessary or appropriate to the efficient use or operation of the Property; (c) such personal property is consumed or worn out or has become obsolete and is promptly replaced by Grantor with personal property of equal or greater value and/or utility, unless replacement is not reasonably necessary or appropriate to the efficient use of the Property; or (d) such personal property is actually replaced by Grantor with similar personal property of equal or greater value and/or utility, or (y) in the case of tenant improvements, the removal thereof is in the ordinary course of leasing office space which is a part of the Property.

Without limiting the foregoing grants, Grantor hereby pledges to Beneficiary, and grants to Beneficiary a security interest in, all of Grantor's present and hereafter acquired right, title and interest in and to the Property and any and all

         C. cash and other funds now or at any time hereafter deposited by or for Grantor on account of tax, special assessment, replacement or other reserves required to be maintained pursuant to the Loan Documents (as hereinafter defined) with Beneficiary or a third party, or otherwise deposited with, or in the possession of, Beneficiary pursuant to the Loan Documents; and

         D. surveys, soils reports, environmental reports, guaranties, warranties, architect's contracts, construction contracts, drawings and specifications, applications, permits, surety bonds and other contracts relating to the acquisition, design, development, construction and operation of the Property; and

         E. present and future rights to condemnation awards, insurance proceeds or other proceeds at any time payable to or received by Grantor on account of the Property or any of the foregoing personal property.

All personal property hereinabove described is hereinafter referred to as the "Personal Property".

                            SECURITY AGREEMENT CLAUSE

If any of the Property is of a nature that a security interest therein can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and financing statement if permitted by applicable law and Grantor agrees to join with Beneficiary in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code.

                                 SECURING CLAUSE

TO HAVE AND TO HOLD the same unto Trustee for the purpose of securing:




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         (a) Payment to the order of Beneficiary of the indebtedness evidenced by (i) the Tranche C Promissory Note of even date herewith executed by Grantor for the principal sum of FOURTEEN MILLION SEVEN HUNDRED THOUSAND DOLLARS, with final maturity no later than January 1, 2007 and with interest as therein expressed and (ii) the Tranche D Promissory Note of even date herewith executed by Grantor for the principal sum of THIRTY MILLION THREE HUNDRED THOUSAND DOLLARS, with final maturity no later than January 1, 2009 and with interest as therein expressed (the Tranche C Promissory Note and Tranche D Promissory Note, as such instruments may be amended, restated, renewed and extended, are hereinafter collectively referred to as the "Phase II Note"), it being recognized that the funds may not have been fully advanced as of the date hereof but may be advanced in the future in accordance with the terms of the Phase II Loan Commitment (as hereinafter defined); and

         (b) Payment to the order of Beneficiary of the indebtedness evidenced by (i) the Tranche A Promissory Note dated as of December 16, 1996 executed by Grantor for the principal sum of ONE HUNDRED MILLION FIVE HUNDRED THOUSAND DOLLARS, with final maturity no later than January 1, 2007 and with interest as therein expressed and (ii) the Tranche B Promissory Note dated as of December 16, 1996 executed by Grantor for the principal sum of EIGHTY-NINE MILLION FIVE HUNDRED THOUSAND DOLLARS, with final maturity no later than January 1, 2009 and with interest as therein expressed (the Tranche A Promissory Note and Tranche B Promissory Note, as such instruments may be amended, restated, renewed and extended, are hereinafter collectively referred to as the "Phase I Note"), and secured by a lien on certain property described in that certain Master Lien Instrument dated as of December 16, 1996, executed by Koger Equity, Inc., a Florida corporation to a Trustee for the benefit of Beneficiary (the "Master Lien Instrument"); and

         (d) Payment of all sums that may become due Beneficiary under the provisions of, and the performance of each agreement of Grantor contained in, the Phase II Loan Documents, the Phase I Loan Documents and the IDB Loan Documents.

As used herein, "Phase II Loan Documents" means this the Phase II Lien Instrument, the Phase II Note, that certain Absolute Assignment of Leases and Rents of even date herewith between Grantor and Beneficiary (the "Phase II Absolute Assignment"), that certain Certification of Borrower of even date herewith, to the extent not inconsistent with the other Phase II Loan Documents, that certain Application dated February 26, 1999 and acceptance letter dated April 5, 1999 executed by Beneficiary (together, the "Phase II Loan Commitment"), and any other agreement entered into by Grantor and delivered to Beneficiary in connection with the indebtedness evidenced by the Note, except for any separate environmental indemnity agreement, as any of the foregoing may be amended from time to time.

As used herein, "Phase I Loan Documents" means the Master Lien Instrument, the Phase I Note, that certain Absolute Assignment of Leases and Rents dated as of December 16, 1996 between Grantor and Beneficiary (the "Phase I Absolute Assignment"), that certain Certification of Borrower dated as of December 16, 1996, to the extent not inconsistent with the other Phase I Loan Documents, that certain Application dated July 29, 1996 and acceptance letter dated September 10, 1996 executed by Beneficiary (together, the "Phase I Loan Commitment"), and any other agreement entered into by Grantor and delivered to Beneficiary in connection with the indebtedness evidenced by the Phase I Note, except for any separate environmental indemnity agreement, as any of the foregoing may be amended from time to time.





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As used herein, "IDB Loan Documents" means this instrument, that certain
Leasehold Deed of Trust and Security Agreement of even date herewith between Koger and Beneficiary (the "Leasehold Lien Instrument"), as any of the foregoing may be amended from time to time.

         No recourse of any kind or nature under or upon any obligation, warranty, representation, covenant, or agreement contained in this instrument, the Phase I Note and the Phase II Note secured hereby, or any other instrument evidencing or securing the indebtedness secured by this instrument (the "Loan Documents") or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise, or under any circumstances, under or independent of the Loan Documents, shall be had against the IDB or any incorporation, member, director, officer or counsel, as such, past, present, or future, of the IDB, either directly or through the IDB, or otherwise for the payment of any sum that may be due and unpaid to Beneficiary under any Loan Document. Any and all personal liability of every nature, whether at common law or in equity, or by statute, constitution, or otherwise, or the IDB or any such incorporator, member, director, officer or counsel of the IDB, as such, to respond by reason of any act or mission on his or her part, or otherwise, for, directly or indirectly, the payment or performance under any Loan Document, is hereby expressly waived and released as a condition of and in consideration for the execution of the Loan Document by the IDB. Nothing contained herein shall in any way diminish the remedies available to Grantee with respect to the Property, including without limitation, foreclosure or power of sale, receivership and obtaining the rents and other income from the Property and Trustor shall be named in any such action only to the extent necessary for Grantee to exercise such remedy.

         The Borrower does hereby indemnify the IDB and each incorporator, member, director, officer or counsel of the IDB, as such, past, present, or future (the "Indemnified Parties") against and save all Indemnified Parties harmless from any and all liabilities, penalties, fines, forfeitures, demands, claims, causes of actions, suits, costs and expenses incidental thereto (including costs of defense and settlement and reasonable attorneys' fees) which the Indemnified Parties may suffer, incur or be responsible for or pay out as the result of the IDB's execution of this document or any other loan document. This indemnification shall be in addition to any not in derogation of any other indemnifications contained in this Deed of Trust or any other agreement between the IDB and the Borrower or any other party.

         Notwithstanding and provision of this Deed of Trust to the contrary, it is understood and agreed by all parties that this Deed of Trust shall be subordinate to the right of the Trustor to receive payments in lieu of taxes to and including the date of termination of the Real Property Lease Agreement dated September 28, 1998 as a result of a sale of the Property pursuant to the exercise of remedies by Grantee hereunder, or any other termination of the lease which results in the Property being owned by an entity subject to taxation.

                               DEFINITIONS CLAUSE

"Park" means any one of the ten office parks described by the consolidation of the individual legal descriptions on any one of the exhibits entitled Exhibits "A-1" through "A-10" attached hereto.

"Building" means each of the buildings located on the Land described in Exhibits "A-1" through "A-10" attached hereto.

"Pool" means either of the Pool A Parks, the Pool B Parks, the Pool C Parks or the Pool D Parks.




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"Pool A Parks" mean the Parks in the City of Memphis, Shelby County, Tennessee;
in the City of San Antonio, Bexar County, Texas; in the City of St. Petersburg, Pinellas County, Florida; and in the City of Tallahassee, Leon County, Florida.

"Pool B Parks" mean the Parks in the City of Austin, Travis County, Texas; in the City of El Paso, El Paso County, Texas; in the City of Greenville, Greenville County, South Carolina; in the City of Jacksonville, Duval County, Florida; and in the City of Orlando, Orange County, Florida.

"Pool C Parks" mean the Parks in the City of Memphis, Shelby County, Tennessee; and in the City of Tallahassee, Leon County, Florida.

"Pool D Parks" mean the Parks in the City of Greenville, Greenville County, South Carolina; in the City of Jacksonville, Duval County, Florida; and in the City of Orlando, Orange County, Florida.

"Valuation" means the amount mutually agreed to by Grantor and Beneficiary or, if such parties do not so mutually agree, upon the following appraisal procedure which shall be initiated by Grantor by giving written notice to Beneficiary which shall include its designation of an appraiser (the "First Appraiser"). Within twenty (20) days after the service of the notice designating the First Appraiser, Beneficiary shall give written notice to Grantor designating the second appraiser (the "Second Appraiser"). If the Second Appraiser is not so designated within the time above specified, the appointment of the Second Appraiser shall be made in the same manner as is hereinafter provided for the appointment of the third appraiser (the "Third Appraiser") in the event the First and Second Appraisers are unable to agree upon the Third Appraiser. The First and Second Appraisers so designated or appointed shall meet within ten
(10) days after the Second Appraiser is appointed, and if, within thirty (30) days after the Second Appraiser is appointed, the First and Second Appraisers do not agree upon the Valuation, they shall appoint a Third Appraiser who shall be a competent and impartial person. In the event of their being unable to agree upon such appointment within ten (10) days after the time aforesaid, the Third Appraiser shall be selected by Beneficiary and Grantor if they can agree thereon within a further period of fifteen (15) days. If the parties do not agree, or if for any reason the three appraisers have not been chosen within fifteen (15) days after the expiration of the fifteen (15) day period referred to in the immediately preceding sentence, either the Beneficiary or Grantor, on behalf of both, may request such appointment by the presiding Judge of the United States District Court for the District in which the Property is located. In the event of the failure, refusal or inability of any appraiser to act, a new appraiser shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of such appraiser so failing, refusing or being unable to act. Grantor shall pay the fees and expenses of all appraisers. Any appraiser designated to serve in accordance with the provisions of this Agreement shall be qualified to appraise the type of property being appraised in the County and State in which the Park in question is located, shall be a member of the Appraisal Institute (or any successor association or body of comparable standing if such Institute is not then in existence) and shall have been actively engaged in the appraisal of real estate in the County (set forth above) for a period of not less than ten (10) years immediately preceding its appointment. The Appraisers shall determine the Valuation, provided, however, no value shall be attributed to good will. The Appraisers may employ such independent counsel and accountants, unaffiliated with Beneficiary or Grantor as any two of the three appraisers shall determine to be necessary or advisable to assist them in carrying out their duties hereunder. The fees and expenses of such counsel and accountants shall be borne by Grantor. A decision joined in by two of the three appraisers shall be the decision of the appraisers. In the event no two appraisers can agree, the




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decision of the Third Appraiser shall be conclusive. After reaching a decision, the appraisers shall give written notice thereof to Beneficiary and Grantor.

A violation of any of the Financial Covenants provided for in Paragraph 8 of the Phase II Loan Commitment will cause a default under the terms and conditions of any of the Phase II Loan Documents.

NOTHING CONTAINED HEREIN IS INTENDED TO CONSTITUTE AN ALLOCATION OF SECURITY FOR PURPOSES OF BENEFICIARY'S REMEDIES; AND GRANTOR AGREES THAT UNTIL THE RELEASE OF SECURITY PURSUANT TO THE TERMS HEREOF, ALL OF THE PROPERTY SECURES THE TRANCHE A PROMISSORY NOTE, THE TRANCHE B PROMISSORY NOTE, THE TRANCHE C PROMISSORY NOTE AND THE TRANCHE D PROMISSORY NOTE.

TO PROTECT THE SECURITY OF THIS DEED OF TRUST, GRANTOR REPRESENTS, COVENANTS AND AGREES AS SET FORTH BELOW:

PAYMENT OF DEBT. Grantor agrees to pay the indebtedness hereby secured (the "Indebtedness") promptly and in full compliance with the terms of the Loan Documents.

OWNERSHIP. Grantor represents that it owns the Properties and has good and lawful right to convey the same and that the Properties are free and clear from any and all encumbrances whatsoever, except as appears in the title evidence accepted by Beneficiary. Grantor does hereby forever warrant and shall forever defend the title and possession thereof against the lawful claims of any and all persons whomsoever.

MAINTENANCE OF PROPERTY AND COMPLIANCE WITH LAWS. Grantor agrees to keep the buildings and other improvements now or hereafter erected on the Land in good condition and repair; not to commit or suffer any waste; to comply with all laws, rules and regulations affecting the Properties with which the failure to comply would have a material adverse effect on any Building; and to permit Beneficiary to enter at all reasonable times and upon 24 hours prior notice for the purpose of inspection and of conducting, in a reasonable and proper manner, such tests to be conducted at Beneficiary's expense, except as otherwise provided for in any separate environmental indemnity agreement as Beneficiary determines to be necessary in order to monitor Grantor's compliance with applicable laws and regulations regarding hazardous materials affecting the Properties.

Notwithstanding the foregoing, the Grantor is not required to restore or repair buildings or improvements to the extent insurance proceeds or condemnation awards are not made available by the Beneficiary to the Grantor for such purpose but are instead used by Beneficiary to repay a portion of the balance of the Note. If Grantor is not required to restore or repair the damaged or taken property in accordance with the immediately preceding sentence, it shall (i) for any partially destroyed or taken building or improvements secure and enclose the remaining portion of the building or improvements so as to make such remaining portions of such building or improvements reasonably usable to the extent practical and (ii) for any building or improvements which are substantially or totally destroyed demolish such remaining building or improvements and rough grade and landscape the applicable portion of the Lane in accordance with the requirements of applicable governmental authorities so that the remaining portion of such destroyed building or improvements do not present a safety hazard or detract from the overall scenic surroundings of the applicable Park.






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INSURANCE. Koger agrees to keep the Properties insured for the protection of
Beneficiary and Beneficiary's wholly owned subsidiaries and agents in such manner, in such amounts and in such companies as Beneficiary may from time to time approve, and to keep the policies or certificates therefor, properly endorsed, on deposit with Beneficiary, or at Beneficiary's option, to keep certificates of insurance (Acord 27 for all property insurance and Acord 25-S for all liability insurance) evidencing all insurance coverages required hereunder on deposit with Beneficiary, which certificates shall provide at least thirty (30) days notice of cancellation to Beneficiary and shall list Beneficiary as the certificate holder; that insurance loss proceeds from all property insurance policies placed by Koger (less expenses of collection) shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or to the restoration of the Properties, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents. If Beneficiary elects to apply the insurance loss proceeds on the Indebtedness, no prepayment privilege fee shall be due on the amount of proceeds so applied.

Notwithstanding the immediately preceding paragraph, Beneficiary agrees that if the insurance loss proceeds are less than $500,000 (increased by 3% per year from the date hereof) for any one casualty, such proceeds will be released to Koger for reasonable restoration of the Property (which, for purposes of this covenant includes rebuilding or replacement such that the Valuation of applicable Property is not diminished) and the other provisions of this covenant shall not be applicable, provided, however, insurance loss proceeds under this paragraph shall not be released to Koger if Beneficiary has previously released insurance loss proceeds to Koger and the applicable Property has not been so restored.

Notwithstanding the two immediately preceding paragraphs, Beneficiary agrees that if there then exists no Event of Default under any Loan Document and if the insurance loss proceeds are less than the unpaid principal balance of the Note and if the casualty occurs prior to the last three years of the term of the Note, then the insurance loss proceeds (less expenses of collection) shall be applied to restoration of the Property to its condition prior to the casualty, subject to satisfaction of the following conditions:

         (a) There is no existing Event of Default at the time of casualty, and if there shall occur any Event of Default after the date of the casualty, Beneficiary shall have no further obligation to release insurance loss proceeds hereunder.

         (b) The casualty insurer has not denied liability for payment of insurance loss proceeds as a result of any act, neglect, use or occupancy of the Property by Grantor or any tenant of the Property.

         (c) Beneficiary shall be satisfied that that the amount necessary to complete the restoration of the Property is available from all insurance loss proceeds so held, together with supplemental funds which Koger commits to make available to such restoration and agrees to fund prior to the disbursement of any insurance proceeds. Any remaining insurance loss proceeds may, at the option of Beneficiary, be applied on the Indebtedness, whether or not due, or be released to Koger.

         (d) If required by Beneficiary, Beneficiary shall be furnished a satisfactory report addressed to Beneficiary from an environmental engineer or other qualified professional satisfactory to Beneficiary to the effect that no adverse environmental impact to the Property resulted from the casualty.




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         (e)      Beneficiary shall release casualty insurance proceeds as
                  restoration of the Property progresses provided that Beneficiary is furnished satisfactory evidence of the costs of restoration and if, at the time of such release, there shall exist no Event of Default under the Loan Documents. If the estimated cost of restoration exceeds $500,000 (increased by 3% per year from the date hereof), (i) the drawings and specifications for the restoration shall be approved by Beneficiary in writing prior to commencement of the restoration, and (ii) Beneficiary shall receive an administration fee equal to 1% of the cost of restoration.

         (f) Prior to each release of funds, Koger shall obtain for the benefit of Beneficiary an endorsement to Beneficiary's title insurance policy insuring against any liens arising from the restoration.

         (g) Koger shall pay all costs and expenses incurred by Beneficiary, including, but not limited to, outside legal fees, title insurance costs, third-party disbursement fees, third-party engineering reports and inspections deemed necessary by Beneficiary.

         (h) All applicable reciprocal easement and operating agreements, if any, benefiting the Property shall remain in full force and effect between the parties thereto on and after restoration of the Property.

         (i) Beneficiary shall be satisfied that the operating income from the buildings not destroyed plus loss of rents insurance proceeds will be sufficient to cover the annual debt service under all indebtedness secured by the Property at least 1.3 times.

         (j) All leases of more than 10,000 rentable square feet in effect at the time of the casualty with tenants who have entered into Beneficiary's form of Non-Disturbance and Attornment Agreement or similar agreement shall remain in full force and each tenant thereunder shall be obligated, or shall elect, to continue the lease term at full rental (subject only to abatement, if any, during any period in which the Property or a portion thereof shall not be used and occupied by such tenant as a result of the casualty).

If a casualty as described in the preceding paragraph damages more than one Building and one or more of the damaged Buildings satisfies the conditions of
(a) through (j) above (each a "Qualifying Building") and one or more of the damaged Buildings does not satisfy the conditions of (a) through (j) above (a "Non-Qualifying Building"), insurance loss proceeds allocated by Beneficiary shall be applied to restoration of each Qualifying Building, as provided in the preceding paragraph. Such allocation of insurance proceeds by Beneficiary shall be made in the same ratio that the aggregate net rentable square feet of each Qualifying Building bears to the sum of the aggregate net rentable square feet of each Qualifying Building plus the aggregate net rentable square feet of each Non-Qualifying Building.







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EARTHQUAKE. If the Property is damaged by an earthquake during the term of the
Indebtedness:

                  (A) Beneficiary may require a new "Seismic Risk Estimate" (as defined below) to be performed at Grantor's expense, and

                  (B) Grantor shall perform repair and retrofit work, satisfactory to Beneficiary, which results in (i) the complete repair of the Property and (ii) the performance of a subsequent Seismic Risk Estimate verifying that the Property meets "Minimum Seismic Criteria" (as defined below). Such work shall be commenced and completed as soon as possible and in any event within one year of the earthquake.

Without limiting the Grantor's obligation to cause the Property to satisfy Minimum Seismic Criteria, during any period of time in which the Property does not satisfy Minimum Seismic Criteria, Grantor shall provide Beneficiary with evidence of, and maintain, "Earthquake Insurance" (as defined below). In the event Earthquake Insurance is not attainable, Grantor shall furnish Beneficiary a clean letter of credit in an amount and form satisfactory to Beneficiary in lieu of such Earthquake Insurance.

As used herein, "Earthquake Insurance" means a policy satisfactory to Beneficiary with a deductible of no greater than 5% of the "Replacement Cost" (as defined below) and in an amount calculated as follows: (i) the "Loan Amount" (as defined below) plus (ii) the "Specified Loss Dollar Amount" (as defined below) plus (iii) 5% of the Replacement Cost minus (iv) 90% of the "Market Value" (as defined below).

As used herein, "Loan Amount" shall mean the total principal amount advanced under the Note.

As used herein, "Loan Plus Specified Loss" means the sum of the Loan Amount and the Specified Loss Dollar Amount.

As used herein, "Market Value" means the estimated fair market value of the Property, determined by Beneficiary in its sole discretion, at the time a Seismic Risk Estimate is performed.

As used herein, "Minimum Seismic Criteria" means that both the Specified Loss Percentage for the Property is less than or equal to 30% and the Loan Plus Specified Loss is less than or equal to 90% of the Market Value.

As used herein, "Model" means a computer based seismic model selected by Beneficiary, currently the Insurance and Investment Risk Assessment System ("IRAS") program by Risk Management Solutions ("RMS").

As used herein, "Replacement Cost" means the estimated total cost, determined by Beneficiary in its sole discretion, to construct all of the Improvements as if the Property were completely unimproved (not including the cost of site work, utilities and foundation).

As used herein, "Seismic Risk Estimate" refers to the results of a seismic risk estimate for the Property produced by the Model. Grantor agrees that it will not rely for its own evaluation purposes on the Seismic Risk Estimate produced by or for Beneficiary.




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As used herein, "Specified Loss Dollar Amount" means the "Specified Loss
Percentage" (as defined below) multiplied by the Replacement Cost.

As used herein, "Specified Loss Percentage" means an estimate produced by the Model of the earthquake damage to the Property, expressed as a percentage of Replacement Cost. Beneficiary's parameters for the Model are based on a 90% probability that the level of damage predicted will not be exceeded in an earthquake with an expected 475 year return period.

CONDEMNATION. Grantor hereby assigns to Beneficiary (i) any award and any other proceeds resulting from damage to, or the taking of, all or any portion of any Property in connection with condemnation proceedings or the exercise of any power of eminent domain and (ii) the proceeds from any sale or transfer in lieu thereof (less expenses of collection) which shall be applied to restoration of the affected Property, subject to the provisions stated above for application of insurance loss proceeds and subject to the further condition that restoration or replacement of the improvements on the Land to their functional and economic utility prior to such damage or taking be possible within the Park in which such taking occurred. Any portion of such award and proceeds not applied to restoration shall, at Beneficiary's option, be applied on the Indebtedness, whether due or not, or be released to Grantor, but such application or release shall not cure or waive any default under any of the Loan Documents.

If Beneficiary elects to apply the condemnation award and proceeds on the Indebtedness, no Prepayment Fee shall be due on the amount of award or proceeds so applied.

TAXES AND SPECIAL ASSESSMENTS. Grantor agrees to pay before delinquency all taxes and special assessments of any kind that have been or may be levied or assessed against the Properties, this instrument, the Note or the Indebtedness, or upon the interest of Trustee or Beneficiary in the Properties, this instrument, the Note or the Indebtedness, and to procure and deliver to Beneficiary a copy of the official receipt of the proper officer showing timely payment of all such taxes and assessments; provided, however, that Grantor shall not be required to pay any such taxes or special assessments if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and funds sufficient to satisfy the contested amount have been deposited in an escrow satisfactory to Beneficiary or paid to the taxing authority.

PERSONAL PROPERTY. With respect to the Personal Property, Grantor hereby represents, warrants and covenants as follows:

         (a) Except for the security interest granted hereby, Grantor is, and as to portions of the Personal Property to be acquired after the date hereof will be, the sole owner of the Personal Property, free from any lien, security interest, encumbrance or adverse claim thereon of any kind whatsoever subject, however, to the rights of any tenants under their leases. Grantor shall notify Beneficiary of, and shall indemnify and defend Beneficiary and the Personal Property against, all claims and demands of all persons at any time claiming the Personal Property or any part thereof or any interest therein.
         (b) Except as otherwise provided above, Grantor shall not lease, sell, convey or in any manner transfer the Personal Property without the prior consent of Beneficiary.
         (c) Grantor maintains a place of business at the address set forth in the first paragraph of this instrument, and Grantor shall immediately notify Beneficiary in writing of any change in its place of business.

         (d) At the request of Beneficiary, Grantor shall join Beneficiary in executing one or more financing statements and continuations and amendments thereof pursuant to the Uniform Commercial Code of the jurisdiction in which the Property is located in form satisfactory to Beneficiary, and Grantor shall pay the cost of filing the same in all public offices wherever filing is deemed by Beneficiary to be necessary or desirable.

OTHER LIENS. Grantor agrees to keep the Properties free from all other mortgage liens and from all liens prior to the lien created hereby. The creation of any other mortgage lien, whether or not prior to the lien created hereby, the creation of any prior lien on or the assignment or pledge by Grantor of its revocable license to collect, use and enjoy rents and profits from the Properties shall constitute a default under the terms of this instrument. The term "mortgage" includes a mortgage, deed of trust, deed to secure debt or any other security interest in the Property.

EARTHQUAKE. If the Property is damaged by an earthquake during the term of the
Indebtedness:

                  (A) Beneficiary may require a new "Seismic Risk Estimate" (as defined below) to be performed at Grantor's expense, and

                  (B) Grantor shall perform repair and retrofit work, satisfactory to Beneficiary, which results in (i) the complete repair of the Property and (ii) the performance of a subsequent Seismic Risk Estimate verifying that the Property meets "Minimum Seismic Criteria" (as defined below). Such work shall be commenced and completed as soon as possible and in any event within one year of the earthquake.

Without limiting the Grantor's obligation to cause the Property to satisfy Minimum Seismic Criteria, during any period of time in which the Property does not satisfy Minimum Seismic Criteria, Grantor shall provide Beneficiary with evidence of, and maintain, "Earthquake Insurance" (as defined below). In the event Earthquake Insurance is not attainable, Grantor shall furnish Beneficiary a clean letter of credit in an amount and form satisfactory to Beneficiary in lieu of such Earthquake Insurance.

As used herein, "Earthquake Insurance" means a policy satisfactory to Beneficiary with a deductible of no greater than 5% of the "Replacement Cost" (as defined below) and in an amount calculated as follows: (i) the "Loan Amount" (as defined below) plus (ii) the "Specified Loss Dollar Amount" (as defined below) plus (iii) 5% of the Replacement Cost minus (iv) 90% of the "Market Value" (as defined below).

As used herein, "Loan Amount" shall mean the total principal amount advanced under the Note.

As used herein, "Loan Plus Specified Loss" means the sum of the Loan Amount and the Specified Loss Dollar Amount.

As used herein, "Market Value" means the estimated fair market value of the Property, determined by Beneficiary in its sole discretion, at the time a Seismic Risk Estimate is performed.

As used herein, "Minimum Seismic Criteria" means that both the Specified Loss Percentage for the Property is less than or equal to 30% and the Loan Plus Specified Loss is less than or equal to 90% of the Market Value.

As used herein, "Model" means a computer based seismic model selected by Beneficiary, currently the Insurance and Investment Risk Assessment System ("IRAS") program by Risk Management Solutions ("RMS").

As used herein, "Replacement Cost" means the estimated total cost, determined by Beneficiary in its sole discretion, to construct all of the Improvements as if the Property were completely unimproved (not including the cost of site work, utilities and foundation).

As used herein, "Seismic Risk Estimate" refers to the results of a seismic risk estimate for the Property produced by the Model. Grantor agrees that it will not rely for its own evaluation purposes on the Seismic Risk Estimate produced by or for Beneficiary.

As used herein, "Specified Loss Dollar Amount" means the "Specified Loss Percentage" (as defined below) multiplied by the Replacement Cost.

As used herein, "Specified Loss Percentage" means an estimate produced by the Model of the earthquake damage to the Property, expressed as a percentage of Replacement Cost. Beneficiary's parameters for the Model are based on a 90% probability that the level of damage predicted will not be exceeded in an earthquake with an expected 475 year return period.

GRANTOR COVENANTS. Grantor acknowledges that it has entered into that certain Real Property Lease Agreement dated as of September 28, 1999 by and between Grantor and Koger (the "Security Lease") whereby the Property has been leased to Koger. Grantor agrees as follows:

         (a)      Grantor hereby consents to the loan evidenced by the Note.

         (b) Grantor covenants that it shall fully perform its obligations under the Security Lease.

         (c) Grantor represents and warrants that the Security Lease is in full force and effect and has not been amended, and there are no defaults, claims or offsets thereunder nor any matters that may ripen into a default, claim or offset.

         (d) Grantor confirms that the Beneficiary shall be afforded all of the benefits afforded to leasehold mortgagees as set forth in the Security Lease, including but not limited to notices to Beneficiary at the following address:

                  The Northwestern Mutual Life Insurance Company
                  720 East Wisconsin Avenue
                  Milwaukee, WI  53202
                  Attention:  Real Estate Investment Dept.
                  NML Loan No. C-332344

         with a copy to:

                  Northwestern Investment Management Company
                  One Tampa City Center, Suite 2865
                  Tampa, FL 33602
                  Attention:  Regional Director
                  NML Loan No. C-332344

         (e) Grantor agrees to consent, in writing, to all future renewals, modifications, and extensions of this instrument, if any, agreed to between Koger and Beneficiary. If, for any reason, Grantor fails to give its consent as required in the preceding sentence, Grantor hereby absolutely and irrevocably waives any consent or approval rights.

         (f) Where applicable, approvals or consents under the Security Lease shall not be unreasonably withheld, delayed or conditioned by the Grantor.

         (g) Grantor hereby agrees that Beneficiary shall have the right to cure any default by the lessee thereunder within the applicable time for cure by the lessee thereunder plus a reasonable time thereafter.

         (h) Grantor shall take no action to terminate the Security Lease without first giving Beneficiary notice and a reasonable time within which to complete foreclosure proceedings or otherwise acquire the interest of the lessee thereunder.

         (i) In the event of termination of the Security Lease prior to the expiration of its term, Grantor shall, at Beneficiary's request, enter into a new lease with Beneficiary for the remainder of the term of the Security Lease at the rent and with all the agreements, terms, covenants and conditions thereof, including any applicable rights of renewal.

         (j) No agreement modifying, canceling or surrendering the Security Lease shall be effective without the prior written consent of Beneficiary and any purported termination, amendment, cancellation, surrender or merger without the prior written consent of Beneficiary shall constitute a default hereunder.

         (K) GRANTOR ACKNOWLEDGES THAT THE SECURITY LEASE CONTAINS A PROVISION GIVING THE LESSEE THEREUNDER THE OPTION TO PURCHASE THE FEE INTEREST IN THE PROPERTY FOR $1000.00. GRANTOR HEREBY AGREES THAT SUCH OPTION SHALL BE EXERCISABLE BY BENEFICIARY IF IT FORECLOSES ON KOGER'S LEASEHOLD INTEREST IN THE SECURITY LEASE.

SUBJECTING THE FEE. Grantor is subjecting its fee simple estate in the Property, and subordinating the Security Lease, to the lien of this instrument. Grantor understands and agrees, after consultation with legal counsel, that this structure results in the following:

         (a) An Event of Default by Grantor hereunder or under the other Loan Documents will entitle Beneficiary to exercise its foreclosure and other rights and remedies against its lien on the fee interest in the Property held by Grantor as well as against its lien on Koger's leasehold interest under the Security Lease; and

         (b) Even absent an Event of Default or the exercise of Beneficiary's remedies, each and every term and provision of the Security Lease is now, and shall continue to be, fully subordinate and subject to every term and provision of this instrument, and in the case of conflict or inconsistent terms in the Security Lease (including, without limitation, the terms relating to condemnation, casualty, release of insurance loss proceeds, and limitations on rights granted to leasehold mortgagees), the terms of this instrument shall govern and prevail.

SURETYSHIP WAIVERS. This instrument is intended to constitute the primary obligation of Grantor and Koger (each, an "Obligor"), with respect to the obligations of each such Obligor hereunder, and neither Obligor is intended to be a guarantor or surety or otherwise only secondarily liable with respect to matters covered hereby. Without limiting or lessening the primary liability of Obligors hereunder, Beneficiary may, without notice to Obligors,

         (a) grant extensions of time or any other indulgences on the Note and related obligations;

         (b) take, give up, modify, vary, exchange, renew or abstain from perfecting or taking advantage of any security for the Note and related obligations; and

         (c) accept or make compositions or other arrangements with Koger or Grantor under the Loan Documents, realize on any security, and otherwise deal with Obligors and other parties and security as Beneficiary may deem expedient; and

each Obligor hereby waives any right to require Beneficiary:

         (d) to proceed against the other Obligor or any other party or to proceed against or apply any security it may hold for the Note or otherwise, before proceeding against one or more of the Obligors;

         (e) to require Beneficiary to pursue any other remedy for the benefit of either Obligor.

Beneficiary may, at its election, foreclose upon any security held by it in one or more judicial or non-judicial sales without affecting or impairing the liability of Obligors. Obligors waive any defense arising out of such an election, notwithstanding that such election may operate to impair or extinguish any right or remedy of such Obligor against the other Obligor or any other security.

CROSS-DEFAULT CLAUSE. In the event there shall be a default under the Master Lien Instrument, the Phase II Lien Instrument and/or the Leasehold Lien Instrument, such default shall constitute a default under this instrument and Beneficiary, at its option after such default becomes an Event of Default, may declare the Indebtedness due and collectible at once, and may exercise or cause to be exercised, all of its rights and remedies under this instrument, the Master Lien Instrument, the Phase II Lien Instrument and/or the Leasehold Lien Instrument, concurrently or separately and in such order as Beneficiary may determine.

In the event there shall be any Event of Default, Beneficiary may institute (i) a joint proceeding with respect to this instrument, the Master Lien Instrument, the Phase II Lien Instrument and the Leasehold Lien Instrument or (ii) separate proceedings with respect to each lien instrument. Said separate proceedings may be instituted simultaneously or in such order and at such times as Beneficiary may elect and no such election shall waive any right of Beneficiary to subsequently enforce any such lien instrument in the same or any other proceedings. The pendency of any proceedings with respect to any lien instrument shall not be grounds for the abatement or for hindering, delaying or preventing any proceedings with respect to any other lien instrument. An

Event of Default under each lien instrument shall constitute a separate cause of action, and the institution of proceedings upon one or two, but not all, shall not be construed as a splitting or waiver of a cause by Beneficiary. Grantor, on behalf of itself and any transferee of the Property, hereby waives any right which it may have to require Beneficiary, and Beneficiary shall not be required, to marshall assets or to proceed against security other than the Property prior to or contemporaneously with proceeding against the Property.

LEASES. Grantor represents and warrants that there is no assignment or pledge of any leases of, or rentals or income from, the Properties now in effect; and covenants that, until the Indebtedness is fully paid, it (i) shall not make any such assignment or pledge to anyone other than Beneficiary and (ii) shall not, unless expressly permitted under another provision in this instrument, make any assignment or pledge to anyone of its hereinafter described revocable license to collect, use and enjoy the rents and profits.

In consideration of the Indebtedness, Grantor, pursuant to the Absolute Assignment, has assigned to Beneficiary all of Grantor's right, title and interest in said leases, including Grantor's right to collect, use and enjoy the rents and profits therefrom. Beneficiary has, in the Absolute Assignment, granted to Grantor a license to collect, use and enjoy said rents and profits. Such license is revocable by Beneficiary pursuant to the terms of the Absolute Assignment.

COSTS, FEES AND EXPENSES. Grantor agrees to pay all costs, fees and expenses of this trust; to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Beneficiary or Trustee hereunder; to pay all costs and expenses, including the cost of obtaining evidence of title and reasonable attorney's fees, incurred in connection with any such action or proceeding; and to pay any and all attorney's fees and expenses of collection and enforcement in the event the Note is placed in the hands of an attorney for collection, enforcement of any of the Loan Documents is undertaken or suit is brought thereon.

FAILURE OF GRANTOR TO ACT. If Grantor shall fail to make any payment or do any act as herein provided, Beneficiary or Trustee may, without obligation so to do, without notice to or demand upon Grantor and without releasing Grantor from any obligation hereof: (i) make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof, Beneficiary or Trustee being authorized to enter upon the Properties for such purpose; (ii) appear in and defend any action or proceeding purporting to affect the security hereof, or the rights or powers of Beneficiary or Trustee; (iii) pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgment of Beneficiary is prior or superior hereto; and (iv) in exercising any such powers, pay necessary expenses, employ counsel and pay its reasonable fees. Sums so expended shall be payable by Grantor immediately upon demand with interest from date of expenditure at the Default Rate (as defined in the Note). All sums so expended by Beneficiary and the interest thereon until paid shall be included in the Indebtedness and secured by the lien of this instrument.

EVENT OF DEFAULT. Any default by Grantor in making any required payment of the Indebtedness or any default in any provision, covenant, agreement or warranty contained in any of the Loan Documents shall, except as provided in the two immediately succeeding paragraphs, constitute an "Event of Default".

NOTICE OF DEFAULT. A default in any payment required in the Note or any other Loan Document (a "Monetary Default") shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Monetary Default to Grantor and Grantor shall not have cured such Monetary Default by payment of all amounts in default (including payment of interest at the Default Rate, as defined in the Note, from the date of default to the date of cure on amounts owed to Beneficiary) within five (5) business days after the date on which Beneficiary shall have given such notice to Grantor.

Any other default under the Note or under any other Loan Document (a "Non-Monetary Default") shall not constitute an Event of Default unless Beneficiary shall have given a written notice of such Non-Monetary Default to Grantor and Grantor shall not have cured such Non-Monetary Default within thirty
(30) days after the date on which Beneficiary shall have given such notice of default to Grantor (or, if the Non-Monetary Default is not curable within such 30-day period, Grantor shall not have (i) diligently undertaken and continued to pursue the curing of such Non-Monetary Default and (ii) deposited an amount sufficient to cure such Non-Monetary Default in an escrow account satisfactory to Beneficiary).

For purposes of this provision, written notice may be delivered personally or sent by certified mail or reputable courier service with charges prepaid, by telecopier or by such other method whereby the receipt thereof may be confirmed. Notice shall be deemed given on the date received. Any notice which is rejected, the acceptance of which is refused or which is incapable of being delivered for any reason shall be deemed received as of the date of attempted delivery.

In no event shall the notice and cure period provisions recited above constitute a grace period for the purposes of commencing interest at the Default Rate (as defined in the Note).

SUBSTITUTION OF TRUSTEE. Beneficiary and its successors and assigns may for any reason and at any time appoint a new or substitute Trustee by written appointment delivered to such new or substitute Trustee without notice to Grantor, without notice to, or the resignation or withdrawal by, the existing Trustee and without recordation of such written appointment unless notice or recordation is required by the laws of the jurisdiction in which the Properties are located. Upon delivery of such appointment, the new or substitute Trustee shall be vested with the same title and with the same powers and duties granted to the original Trustee.

APPOINTMENT OF RECEIVER. Upon commencement of any proceeding to enforce any right under this instrument, including foreclosure thereof, Beneficiary (without limitation or restriction by any present or future law, without regard to the solvency or insolvency at that time of any party liable for the payment of the Indebtedness, without regard to the then value of any Property, whether or not there exists a threat of imminent harm, waste or loss to any Property and whether or not the same shall then be occupied by the owner of the equity of redemption as a homestead) shall have the absolute right to the appointment of a receiver of the Properties and of the revenues, rents, profits and other income therefrom, and said receiver shall have (in addition to such other powers as the court making such appointment may confer) full power to collect all such income and, after paying all necessary expenses of such receivership and of operation, maintenance and repair of said Properties, to apply the balance to the payment of any of the Indebtedness then due.

FORECLOSURE. Upon the occurrence of an Event of Default, the entire unpaid Indebtedness shall, at the option of Beneficiary, become immediately due and payable for all purposes without any notice or demand, except as required by law (ALL OTHER NOTICE OF THE EXERCISE OF SUCH

OPTION BEING HEREBY EXPRESSLY WAIVED), and Beneficiary may, in addition to exercising any rights it may have with respect to the Personal Property under the Uniform Commercial Code of the jurisdiction in which the Properties are located, institute proceedings in any court of competent jurisdiction to foreclose this instrument as a mortgage, or to enforce any of the covenants hereof, or Trustee or Beneficiary may, either personally or by agent or attorney in fact, enter upon and take possession of the Properties and may manage, rent or lease the Properties or any portion thereof upon such terms as Beneficiary may deem expedient, and collect, receive and receipt for all rentals and other income therefrom and apply the sums so received as hereinafter provided in case of sale. Trustee is hereby further authorized and empowered, either after or without such entry, to sell and dispose of the Properties en masse or in separate parcels (as Trustee may think best), and all the right, title and interest of Grantor, by advertisement or in any manner provided by the laws of the jurisdiction in which the Property is located, (GRANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT TO A HEARING PRIOR TO SUCH SALE), and to issue, execute and deliver a deed of conveyance, all as then may be provided by law; and Trustee shall, out of the proceeds or avails of such sale, after first paying and retaining all fees, charges, costs of advertising any Property and of making said sale, and attorney's fees as herein provided, pay to Beneficiary or the legal holder of the Indebtedness the amount thereof, including all sums advanced or expended by Beneficiary or the legal holder of the Indebtedness, with interest from date of advance or expenditure at the Default Rate (as defined in the Note), rendering the excess, if any, as provided by law; such sale or sales and said deed or deeds so made shall be a perpetual bar, both in law and equity, against Grantor and the heirs, successors and assigns of Grantor, and all other persons claiming the Properties aforesaid, or any part thereof by, from, through or under Grantor. The legal holder of the Indebtedness may purchase the Properties or any part thereof, and it shall not be obligatory upon the purchasers at any such sale to see to the application of the purchase money.

In addition to the above remedies, it is agreed that upon the occurrence of an Event of Default, Beneficiary may, at its option, without demand or notice, request the Trustee, and the Trustee shall be, and is hereby authorized and empowered to proceed with foreclosure and sale of any Property by advertisement or in any manner provided by the laws of the state in which the Property is located in satisfaction of the item in default as if under a full foreclosure, but without declaring the unmatured portion of the Indebtedness due; such sale shall be made subject to the unmatured portion of the Indebtedness and it is agreed that such sale shall not in any manner affect the unmatured portion of the Indebtedness, but as to such unmatured portion, this instrument shall remain in full force and effect just as though no sale had been made under the provisions of this paragraph and it is further agreed that several sales may be made without exhausting the right of sale for any unmatured portion of the Indebtedness or for any future breach of the covenants, conditions or stipulations set out herein.

APPRAISEMENT, STAY AND REDEMPTION LAWS. To the extent permitted by applicable law, Grantor expressly waives and relinquishes the benefit of all laws now existing or that may hereafter be enacted providing for any appraisement before sale of any of the Properties, commonly known as Appraisement Laws, and also the benefit of all laws that may hereafter be enacted in any way extending the time for the enforcement or the collection of the Indebtedness, or creating or extending a period for redemption from any sale made to collect the Indebtedness, commonly known as Stay Laws and Redemption Laws.

DUE ON SALE. The present ownership and management of the Properties is a material consideration to Beneficiary in making the loan secured by this instrument, and Grantor shall not (i) convey title to all or any part of the Property, (ii) or enter into any contract to convey (land contract/installment sales contract/contract for deed) title to all or any part of the Properties (other than office leases located on the Property), which gives a purchaser possession of, or income from, the Property prior to a transfer of title to all or any part of the Property ("Contract to Convey") except as provided in the provisions entitled "PARTIAL RELEASES" and "PROPERTY SUBSTITUTION" set forth herein. Any violation of this provision shall constitute a default under the terms of this instrument.

Notwithstanding the foregoing, a default will not occur if Grantor mergers with, or is consolidated with, another entity provided the successor to Grantor shall have entered into and agreed to be bound by all of Grantor's obligations under the Loan Documents and the Environmental Indemnity Agreement of even date herewith.

FINANCIAL STATEMENTS. Grantor agrees to furnish to Beneficiary, at Grantor's expense and within ninety (90) days after the close of each fiscal year ("Financial Statements Due Date"), annual audited financial statements on the Grantor in form and substance currently required to be filed on Form 10-K for annual reports pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 for which no other form is prescribed (the "Company Statements"). The Company Statements shall be prepared in accordance with generally accepted accounting principles and shall be audited by an independent certified public accountant acceptable to Beneficiary (Beneficiary hereby approves the firms commonly known as "Big Six").

In addition to the Company Statements, Grantor agrees to furnish to Beneficiary annual financial statements on each Property in the form attached to the Phase I Loan Commitment for each Park and all Parks in the aggregate including

         (a) a statement of operations with a detailed line item breakdown of all operating expenses, capitalized costs associated with tenant improvements, lease commissions and capital improvements.

Grantor agrees to furnish to Beneficiary for (i) each Building, (ii) each Park and (iii) all Parks in the aggregate

         (b) a current rent roll in the form attached to the Phase I Loan Commitment (the "Rent Roll");

         (c) if requested by Beneficiary, a report detailing cost reimbursements to tenants, options and other major variations from standard form leases (collectively referred to herein as the "Property Statements").

The Property Statements shall be certified as to the accuracy and completeness of the applicable information and be signed by either a Chief Executive Officer, Chief Financial Officer or Chief Accounting Officer of Grantor (the "Certification").

In addition, Grantor shall furnish to Beneficiary 10K and 10Q reports at the time they are submitted to the Securities and Exchange Commission. At the time the 10K and 10Q reports are submitted to Beneficiary, Grantor shall also forward its computation of the calculations required under the "Financial Covenants" along with a Certification verifying compliance with such covenants. Grantor acknowledges that Beneficiary requires the Company Statements and Property Statements (collectively, the "Financials"), Rent Roll and Certification in order to record accurately the value of the Property for financial and regulatory reporting.

If Grantor does not furnish, or cause to be furnished, the Financials, Rent Roll and Certification to Beneficiary by the Financial Statements Due Date, within 30 days after Beneficiary shall have given written notice to Grantor that the Financials, Rent Roll and/or Certification have not been received as required,

         (x) interest on the unpaid principal balance of the Indebtedness shall as of the Financial Statements Due Date, accrue and become payable at a rate equal to the sum of the Interest Rate (as defined in the Note) plus one percent (1%) per annum (the "Increased Rate"); and

         (y) Beneficiary may elect to obtain an independent appraisal and audit of the Property at Grantor's expense, and Grantor agrees that it will, upon request, promptly make Grantor's books and records regarding the Property available to Beneficiary and the person(s) performing the appraisal and audit (which obligation Grantor agrees can be specifically enforced by Beneficiary).

The amount of the payments due under the Note during the time in which the Increased Rate shall be in effect shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Increased Rate during the then remaining portion of a period of 25 years commencing with the Amortization Period Commencement Date (as defined in the Note). Interest shall continue to accrue and be due and payable monthly at the Increased Rate until the Financials, Rent Roll and Certification shall be furnished to Beneficiary as required. Commencing on the date on which the Financials, Rent Roll and Certification are received by Beneficiary, interest on the unpaid principal balance shall again accrue at the Interest Rate and the payments due during the remainder of the term of the Note shall be changed to an amount which is sufficient to amortize the then unpaid principal balance at the Interest Rate during the then remaining portion of a period of 25 years commencing with the Amortization Period Commencement Date. Notwithstanding the foregoing, Beneficiary shall have the right to conduct an independent audit at its own expense at any time.

Notwithstanding the above, the Financial Statements Due Date may be extended up to sixty (60) days if Grantor receives an extension from the Securities and Exchange Commission for filing of its annual report of Form 10K.

PROPERTY SUBSTITUTION. Provided there is then no default under any Loan Document and upon prior written request from Grantor, Beneficiary shall not withhold its consent to the addition of a property and concurrent release of a property for which it is substituted ("Substitution") provided:

         (i) the property to be released and the property to be substituted are whole office Parks and, in the case where a portion of such Park is also encumbered by the Phase I Loan Documents, such portion is concurrently being released from the Phase I Loan Documents pursuant to the terms thereof;

         (ii) the substituted Park is of equal or higher Valuation than the Park being released;

         (iii) the substituted Park is at least 90% leased with net rents equal to or greater than the net rents of the Park being withdrawn;

         (iv) Grantor has the same ownership interest in the substituted Park as in the Park to be released;

         (v) the substituted Park satisfies all of the conditions of the Phase II Loan Commitment which would have been satisfied if the Park was part of the original property;

         (vi) the Substitutions will be limited to not more than one Park per calendar year, and not more than three Parks prior to the Maturity Date of the Tranche D Promissory Note;

         (vii) the request for the Substitution is made prior to the last two
         (2) years of the term of (i) the Tranche C Promissory Note in the case of a Pool C Park and (ii) the Tranche D Promissory Note in the case of a Pool D Park.

If Grantor shall make a Substitution, Beneficiary shall be paid a fee equal to
(i) .50% of the Valuation of the Park being released if the Park being withdrawn is located in El Paso, Texas, Orlando, Florida or San Antonio, Texas, or (ii)
 .75% of the Valuation of the Park being released for any other Park being withdrawn. At the time of the Substitution, no modification of the interest rate or repayment terms of the Note will be required.

RIGHT OF FIRST OFFER INVOLVING OTHER PROPERTY. Beneficiary shall have the right of first offer involving the properties described in Exhibit "C" (the "Vacant Land") attached hereto and incorporated herein by this reference (provided, however, this provision shall not apply to Vacant Land located in a Park that has been substituted or released from the lien hereof) for (i) the purchase of any Vacant Land prior to Grantor selling such Vacant Land, and (ii) for mortgage loan financing for any future mortgage loan prior to Grantor obtaining construction or permanent financing of improvements erected or to be erected on any Vacant Land.

Grantor shall submit to Beneficiary written notice of its intent to seek to sell or obtain mortgage financing together with sufficient documentation (if for sale of vacant land: any proposed sales package, plat or survey, number of acres, current zoning, availability of utilities and latest real estate tax notice; if for such financing to cover development, the aforementioned items plus: development specifications, construction budget and stabilized pro-forma) to permit evaluation and underwriting. Beneficiary shall have thirty (30) days from the date such notice and documentation is delivered within which to respond thereto (the "Offer Period").

In the event that (a) Beneficiary does not respond or otherwise declines to exercise this right of first offer within the Offer Period, or (b) Grantor declines Beneficiary's proposal for such sale or mortgage financing, as the case may be, Grantor shall be free for a period of twelve (12) months from the expiration of the Offer Period to enter into any contract or contracts for the sale or mortgage financing of such parcel of Vacant Land as it shall determine in its sole discretion.

Beneficiary's refusal to offer to purchase or provide mortgage financing shall not be deemed to be a waiver by Beneficiary of its right of first refusal to purchase or provide mortgage financing for other portions of the Vacant Land or to purchase or provide mortgage financing for the Vacant Land if Grantor is unsuccessful in procuring from another source that sale or such financing which was previously offered to Beneficiary in accordance with the above procedure.

PARTIAL RELEASES. Upon written request from Grantor, Beneficiary will release from the lien of this instrument either the specific Parks located in Pool A and Pool C designated by Grantor in the case of the Tranche A Promissory Note and the Tranche C Promissory Note or the specific Parks located in Pool B and Pool D designated by Grantor in the case of the Tranche B Promissory Note and the Tranche D Promissory Note, provided there is then no default in any of the Loan Documents and subject to satisfaction of the following conditions:

         1) Grantor has prepaid fifty percent (50%) of the principal of the Tranche A Promissory Note and the Tranche C Promissory Note or the Tranche B Promissory Note and the Tranche D Promissory Note as permitted pursuant to the First Partial Prepayment (as defined in the Phase I Note) and/or the Second Partial Prepayment (as defined in the Phase I Note) and/or the First Partial Note C Prepayment or the first Partial Note D Prepayment (as defined in the Phase II Note) and/or the Second Partial Note C Prepayment or the Second Partial Note D Prepayment (as defined in the Phase II Note);

         2) No other Property (other than in connection with a Substitution hereunder) in such Pool has been released;

         3) Remaining portions of the Properties in both Pools have a debt service coverage of not less than 1.4 for the Indebtedness; and

         4) The Valuation of the Parks being released does not exceed 33-1/3% of the amount of the Valuation of all Parks in the respective Pool.

FULL RELEASE. Upon payment in full of the Tranche A Promissory Note and the Tranche C Promissory Note (including the applicable prepayment fee described therein), the Pool A Parks and the Pool C Parks will be released from the lien hereof and, upon payment in full of the Tranche B Promissory Note and the Tranche D Promissory Note (including the applicable prepayment fee described therein), the Pool B Parks and the Pool D Parks will be released from the lien hereof.

DEPOSITS BY GRANTOR. To assure the timely payment of real estate taxes and special assessments, Beneficiary shall have the option upon the occurrence of an Event of Default to require Grantor to deposit funds with Beneficiary, in monthly or other periodic installments in amounts estimated by Beneficiary from time to time sufficient to pay real estate taxes and special assessments as they become due. If at any time the funds so held by Beneficiary, or in such other account, shall be insufficient to pay any of said expenses, Grantor shall, upon receipt of notice thereof, immediately deposit such additional funds as may be necessary to remove the deficiency. All funds so deposited shall be irrevocably appropriated to Beneficiary to be applied to the payment of such real estate taxes and special assessments and, at the option of Beneficiary after an Event of Default, the Indebtedness then due, by acceleration or otherwise.

Notwithstanding the above, upon the occurrence of an Event of Default, Beneficiary shall, so long as no delinquency would occur, cooperate with Grantor to attain payment discounts available to Grantor and permit Grantor to contest the amount of such taxes.

MODIFICATION OF TERMS. Without affecting the liability of Grantor or any other person (except any person expressly released in writing) for payment of the Indebtedness or for performance of any obligation contained herein and without affecting the rights of Beneficiary with respect to any security not expressly released in writing, Beneficiary may, at any time and from time to time, either before or after the maturity of the Note, without notice or consent: (i) release any person liable for payment of all or any part of the Indebtedness or for performance of any obligation; (ii) make any agreement extending the time or otherwise altering the terms of payment of all or any part of the Indebtedness, or modifying or waiving any obligation, or subordinating, modifying or otherwise dealing with the lien or charge hereof; (iii) exercise or refrain from exercising or waive any right Beneficiary may have; (iv) accept additional security of any kind; (v) release or otherwise deal with any property, real or personal, securing the Indebtedness, including all or any part of the Properties.

EXERCISE OF OPTIONS. Whenever, by the terms of this instrument, of the Note or any of the other Loan Documents, Beneficiary is given any option, such option may be exercised when the right accrues, or at any time thereafter, and no acceptance by Beneficiary of payment of Indebtedness in default shall constitute a waiver of any default then existing and continuing or thereafter occurring.

NATURE AND SUCCESSION OF AGREEMENTS. Each of the provisions, covenants and agreements contained herein shall inure to the benefit of, and be binding on, the heirs, executors, administrators, successors, grantees, lessees and assigns of the parties hereto, respectively, and the term "Beneficiary" shall include the owner and holder of the Note.

LEGAL ENFORCEABILITY. No provision of this instrument, the Note or any other Loan Documents shall require the payment of interest or other obligation in excess of the maximum permitted by law. If any such excess payment is provided for in any Loan Documents or shall be adjudicated to be so provided, the provisions of this paragraph shall govern and Grantor shall not be obligated to pay the amount of such interest or other obligation to the extent that it is in excess of the amount permitted by law.

LIMITATION OF LIABILITY. Notwithstanding any provision contained herein to the contrary, the personal liability of Grantor shall be limited as provided in the Note.

CAPTIONS. The captions contained herein are for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect this instrument.

MISCELLANEOUS. Time is of the essence in each of the Loan Documents. The remedies of Beneficiary as provided herein or in any other Loan Document or at law or in equity shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of Beneficiary, and may be exercised as often as occasion therefor shall occur; and neither the failure to exercise any such right or remedy nor any acceptance by Beneficiary of payment of Indebtedness in default shall in any event be construed as a waiver or release of any right or remedy. Neither this instrument nor any other Loan Document may be modified or terminated orally but only by agreement or discharge in writing and signed by Grantor and Beneficiary. If any of the provisions of any Loan Document or the application thereof to any persons or circumstances shall to any extent be invalid or unenforceable, the remainder of such Loan Document and each of the other Loan Documents, and the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of each of the Loan Documents shall be valid and enforceable to the fullest extent permitted by law.

WAIVER OF JURY TRIAL. Grantor hereby waives any right to trial by jury with respect to any action or proceeding (a) brought by Grantor, Beneficiary or any other person relating to (i) the obligations secured hereby and/or any understandings or prior dealings between the parties hereto or (ii) the Loan Documents or the Environmental Indemnity Agreement, or (b) to which Beneficiary is a party.

GOVERNING LAW. The accrual of interest on the indebtedness evidenced by the Note and on all other amounts due under any of the Loan Documents, including without limitation interest at the Interest Rate (as defined in the Note) and interest at the Default Rate (as defined in the Note) payable hereunder, shall be governed and construed, for purposes of determining compliance with any law governing the maximum rate of interest that can be charged on the indebtedness evidenced by the Note and on all other amounts due under any of the Loan Documents, by the laws of the State of Wisconsin. For all other purposes, this instrument, the interpretation hereof and the rights, obligations, duties and liabilities hereunder shall be governed and controlled by the laws of the State of Tennessee.

INCORPORATION BY REFERENCE. The state riders to this Master Lien Instrument attached hereto as Exhibits "B-1" through "B-3" are an integral part hereof and are incorporated herein by this reference.

IN WITNESS WHEREOF, this instrument has been executed by the Grantor as of the day and year first above written.

                                          THE INDUSTRIAL DEVELOPMENT BOARD OF
                                          THE CITY OF MEMPHIS AND COUNTY OF
                                          SHELBY

                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------

                                          Attest:
                                                 ------------------------------
                                          Name:
                                               --------------------------------

                                          KOGER EQUITY, INC., a Florida
                                          corporation

Signed in presence of:                    By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------
- --------------------------                      8880 Freedom Crossing Trail
                                                Jacksonville, FL  32256
- --------------------------
Name Typed or Printed

                                          Attest:
                                                 ------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------
- --------------------------                      8880 Freedom Crossing Trail
                                                Jacksonville, FL  32256
- --------------------------
Name Typed or Printed


     (corporate seal)

STATE OF            )
                    ) ss.
COUNTY OF           )

         BEFORE ME, the undersigned authority, on this day personally appeared _____________________________________ and ___________________________, known to me to be the persons whose names are subscribed to the foregoing instrument, and known to me to be the ________ and ________, respectively, of THE INDUSTRIAL DEVELOPMENT BOARD OF THE CITY OF MEMPHIS AND COUNTY OF SHELBY, and acknowledged to me that they executed said instrument for the purposes and considerations therein expressed, and as the act of said corporation.

         GIVEN under my hand and official seal, this ____ day of ________, 1999.


                                             --------------------------------
                                                                  Notary Public

My commission expires:

STATE OF         )
                 ) ss.
COUNTY OF        )

         BEFORE ME, the undersigned authority, on this day personally appeared
G. DANNY EDWARDS AND W. LAWRENCE JENKINS, known to me to be the persons whose names are subscribed to the foregoing instrument, and known to me to be the VICE President and TREASURER, respectively, of KOGER EQUITY, INC., a Florida corporation, and acknowledged to me that they executed said instrument for the purposes and considerations therein expressed, and as the act of said corporation.

         GIVEN under my hand and official seal, this 2nd day of September 1999.


                                                   /s/ CARRIE HEMMING
                                                -------------------------------
                                                       Notary Public


My commission expires:
NOTARY PUBLIC, CAMDEN COUNTY, GA
MY COMMISSION EXPIRES DEC. 28, 2002